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                                                               Exhibit 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                       OF


                                  XENON 2, INC.


      Xenon 2, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      1. The name of the Corporation is Xenon 2, Inc.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST hereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: NAME: The name of the corporation is NBC Internet, Inc."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      Executed on this 30th day of June, 1999.




                                      /s/ Chris Kitze
                                   --------------------------------
                                      Chris Kitze, President





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